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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                  JURISDICTION OF
      NAME OF ENTITY:                             INCORPORATION:
      ---------------                             ---------------

      Applix B.V.                                 The Netherlands

      Applix Canada, Inc.                         Delaware

      Applix Foreign Sales Corporation            Barbados

      Applix France                               France

      Applix GmbH                                 Germany

      Applix Securities Corp.                     Massachusetts

      Applix Singapore, Inc.                      Delaware

      Applix (UK) Limited                         England

      Sinper Corporation                          Florida

      Target Corporation                          Massachusetts

      Veriteam, Inc.                              Washington